UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2009

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2009, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), and Speedway Funding, LLC, a subsidiary of the Company (and together with the Company, the “Borrowers”), and certain other subsidiaries of the Company (the “Guarantors”) entered into an Amended and Restated Credit Agreement (the “New Credit Facility”) with the various lenders identified on the signature pages thereto (the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Syndication Agents, SunTrust Bank, as Documentation Agent and Banc of America Securities LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities, Inc. and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Managers. The New Credit Facility amended and restated the Credit Agreement, dated as of May 16, 2003, as amended, among the Borrowers and certain of the Company’s subsidiaries from time to time party thereto, as guarantors, and the various financial institutions party thereto, as lenders.

The New Credit Facility provides for a three-year, $300,000,000 senior secured revolving credit facility with a $75,000,000 sublimit available for letters of credit and a sublimit of up to $10,000,000 available for swing line loans (the “Swing Line Loans”). Subject to certain conditions, including the absence of any event of default under the New Credit Facility, the Borrowers may increase revolving commitments or establish a term loan (or a combination of the two) up to an aggregate additional amount of $150,000,000 if the Borrowers are able to secure additional commitments from the Lenders or other financial institutions to provide such additional proceeds. The New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) are guaranteed by each Guarantor.

Borrowings under the New Credit Facility may be used solely to (1) refinance existing indebtedness of the Company and its subsidiaries, and (2) finance (a) working capital needs of the Company and its subsidiaries, (b) letter of credit needs of the Company and its subsidiaries, (c) general corporate needs of the Company and its subsidiaries (including capital expenditures), (d) permitted investments, and (e) the acquisition of additional motor speedways and related businesses.

The borrowings under the New Credit Facility will bear interest at a rate equal to either (1) LIBOR, plus a margin ranging from 250 basis points to 375 basis points depending on the Company’s ratio (the “Consolidated Leverage Ratio”) of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), or, at the option of the Borrowers, (2) a “Base Rate,” which is the higher of (a) the overnight federal funds rate plus  1/2 of 1%, (b) Bank of America’s prime rate, and (c) 30 day LIBOR (adjusted daily), plus 1%, plus a margin ranging from 150 basis points to 275 basis points depending on the Consolidated Leverage Ratio. Each Swing Line Loan will bear interest at the Base Rate.

In addition to paying interest on outstanding borrowings, the Company is required to pay (1) a commitment fee equal to a margin ranging from 35 to 60 basis points depending on the Consolidated Leverage Ratio, multiplied by the actual daily unused amounts available for borrowing under the New Credit Facility (Swing Line Loans will not be considered for purposes of this calculation), and (2) certain customary fees associated with the issuance of letters of credit.

The New Credit Facility contains financial covenants, including covenants requiring the Company to maintain (1) a Consolidated Leverage Ratio of no more than 3.75 to 1.00 and, after June 30, 2010, no more than 3.50 to 1.00, (2) a consolidated net worth as of the last day of each fiscal quarter of at least $718,000,000, increased on a cumulative basis as of the last day of each fiscal quarter by an amount equal to (a) 50% of consolidated net income for the fiscal quarter then ended, and (b) 100% of net proceeds from certain equity transactions for the fiscal quarter then ended, (3) a minimum consolidated capital charges coverage ratio (ratio of earnings before interest and taxes to interest expense) of 2.50 to 1.0, with a step-up to 2.75 to 1.0 with respect to the fiscal quarters ending June 30, 2010 and September 30, 2010, and with a further step-up to 3.0 to 1.0 beginning with the fiscal quarter ending December 31, 2010, and (4) a maximum consolidated senior leverage ratio (ratio of senior debt to EBITDA) of 2.50 to 1.0.

The New Credit Facility also contains various negative covenants, including restrictions on incurring indebtedness, creating liens, dispositions of property, dividends and stock repurchases, mergers, acquisitions and other investments and entering into new lines of business. Furthermore, the New Credit Facility contains various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with laws.

The New Credit Facility contains customary events of default, including (1) nonpayment of principal, interest, fees or other amounts, (2) any representation or warranty proving to have been incorrect when made or confirmed, (3) failure to perform or observe covenants set forth in the New Credit Facility, the Pledge Agreement (as defined below) or other loan documentation (the “Transaction Documents”) within a specified period of time, (4) failure of any guaranty of the obligations under the Transaction Documents to be in full force and effect, (5) bankruptcy and insolvency defaults, (6) defaults under other agreements, and (7) monetary judgment defaults. The occurrence of an event of default could result in an acceleration of the obligations under the Transaction Documents.

On July 14, 2009, the Borrowers and the Guarantors also entered into the Amended and Restated Pledge Agreement (the “Pledge Agreement”) in favor of Bank of America, as Administrative Agent under the New Credit Facility. Under the Pledge Agreement, the Borrowers and each of the Guarantors granted the Lenders first priority (subject to certain exceptions) liens and security interests in all shares of capital stock of (or other ownership or profit interests in) each of their material subsidiaries (with certain limitations with respect to “controlled foreign corporations” under Section 957 of the Internal Revenue Code) and proceeds thereof. The liens and security interests ratably secure the obligations of the relevant parties with respect to the New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

July 17, 2009	/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer